UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 3, 2010

ABRAXIS BIOSCIENCE, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33657	30-0431735
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11755 Wilshire Boulevard, Suite 2000

Los Angeles, California 90025

(Address of Principal Executive Offices) (Zip Code)

(310) 883-1300

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The board of directors of Abraxis BioScience, Inc. (the “Company”) appointed Mitchell K. Fogelman, who succeeds Richard Rodgers, as the principal financial officer of the Company and its wholly-owned operating subsidiary, Abraxis BioScience, LLC, all effective February 3, 2010. Mr. Fogelman joined Abraxis BioScience in October 2009 as Senior Vice President of Finance. Prior to Abraxis BioScience, Mr. Fogelman served as Senior Vice President of Finance, Chief Financial Officer and Treasurer of CytRx Corporation, a Nasdaq-listed biopharmaceutical research and development company, from September 2007 to December 2008. From 1982 to 2007, Mr. Fogelman worked at International Aluminum Corporation, a NYSE-listed manufacturer of commercial and residential building products, last serving as Senior Vice President-Finance, Chief Financial Officer and Corporate Secretary from June 2000 to August 2007. Mr. Fogelman is a CPA who worked at PricewaterhouseCoopers LLP from 1975 to 1982. He earned his M.B.A. in finance and quantitative analysis from the Anderson School of Management at the University of California, Los Angeles, and his B.A. degree in mathematics from the University of California, Los Angeles. No “family relationship,” as that term is defined in Item 401(d) of Regulation S-K, exists among Mr. Fogelman, on the one hand, and any of the Company’s directors or executive officers, on the other hand.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABRAXIS BIOSCIENCE, INC.

Date: February 5, 2010	By:	/s/ BRUCE WENDEL
Bruce Wendel
Chief Executive Officer